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                     AMENDMENT TO OPTION AGREEMENT
                    AND GRANT OF EXPLORATION RIGHTS

     THIS AGREEMENT, made and entered into effective as of November 30, 1994, by and between UNION PACIFIC MINERALS, INC., a Utah corporation (hereinafter called "Union Pacific") and ROYAL GOLD, INC., a Delaware corporation (hereinafter called "Royal").

                              WITNESSETH:

     WHEREAS, Union Pacific and Royal entered into an Option
 Agreement and Grant of Exploration Rights dated effective as of May 1, 1994 (hereinafter called the "Option Agreement") granting Royal certain exploration and option rights in lands administered by Union Pacific, and

     WHEREAS, Union Pacific and Royal desire to amend the Option Agreement effective as of the effective date hereof,

     NOW, THEREFORE, in consideration of the premises, Union
 Pacific and Royal, intending to be legally bound, hereby agree as follows:

     1. Section 2B of the Option Agreement is hereby amended to provide as follows:

          "B. The lands and interests from which Royal shall make the selection provided for in Section 2A shall include all of the mineral estates and mineral rights owned, held or administered by Union Pacific Land Resources Corporation in the States of Wyoming, Colorado and Utah except the following: (a) the rights and interests described in Exhibit C hereto, and (b) the rights and interests within the exterior boundaries of the Known Sodium Leasing Area
   (KSLA) described in Exhibit D attached hereto. All lands and interests held or administered by Union Pacific Railroad Company are expressly excluded from the coverage of this Agreement."

     2. Section 2E of the Option Agreement is hereby amended to provide as follows:

          "E. Union Pacific hereby grants to Royal the further, non-exclusive right, to be exercised during the period September 1, 1994 through December 31, 1995, to substitute other lands and interests described in Section 2B for the lands and interests theretofore selected and made part of the Subject Property during the selection period ended August 31, 1994. Substitution of lands and interests

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  under this Section 2E shall be on an acre-for-acre basis.
  Royal may provide Union Pacific with one or more written notices of substitution during the sixteen-month period contemplated by this provision. Each such notice of substitution shall describe the lands and interests to be selected and added to the Subject Property in detail by government subdivision and shall describe the lands and interests to be "dropped" from the Subject Property (and from the coverage of this Agreement) in similar detail. The total amount of lands, rights and interests included in the Subject Property and subject to the coverage of this Agreement at the conclusion of the period described in this
   Section 2E shall not exceed 50,000 acres and such lands and interests shall consist of not more than twenty reasonably compact units."

     3. Section 4 of the Option Agreement is hereby amended to provide as follows:

          "4. Initial Term. The initial term of this Agreement ("Initial Term") shall have a duration of twenty
   (20) months, commencing May 1, 1994 and ending December 31,
   1995."

     4.  The first paragraph of Section 5 of the Option
 Agreement is hereby amended to provide as follows:

          "Royal agrees, as a firm commitment, to expend, during the Initial Term of this Agreement, a minimum total of Five Hundred Thousand Dollars ($500,000.00) in qualified work expenditures on or for the direct benefit of the Subject Property."

     5.  The fifth paragraph of Section 5 of the Option
 Agreement is hereby amended to provide as follows:

          "If Royal fails to expend a minimum total of $500,000.00 in qualified work expenditures during the Initial Term, Royal shall, promptly following the end of the Initial Term, pay to Union Pacific in cash, as liquidated and agreed damages, an amount equal to $500,000.00 less the amount of qualified work expenditures made during the Initial Term."

     6. Section 6 of the Option Agreement is hereby amended to provide as follows:

          "6. Extensions of this Agreement. Royal shall have the right to extend the term of this Agreement for two (2)

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  additional periods following the end of the Initial Term, provided that Royal's minimum expenditure obligation set forth in Section 5 has been fulfilled. (Each of said additional periods is herein called an "Extension Period".) The first Extension Period shall have a duration of twenty-four (24) months commencing January 1, 1996 and ending December 31, 1997. The second Extension Period shall have a duration of twelve (12) months commencing January 1, 1998 and ending December 31, 1998.

          Royal shall provide Union Pacific written notice of its election to extend the term hereof for the first Extension Period on or before December 1, 1995. Royal shall provide Union Pacific written notice of its election to extend the term hereof for the second Extension Period on or before November 1, 1997.

          If Royal is eligible to and elects to extend the term hereof for an Extension Period Royal agrees that, having made either of such elections to extend, it shall thereupon become obligated, as a firm commitment, to make the following minimum expenditures (subject to credits as hereinafter provided) during the applicable Extension
   Periods:

     (i)  Royal shall expend a minimum of Six Hundred Thousand
          Dollars ($600,000) in qualified work expenditures during the first Extension Period.

     (ii) Royal shall expend a minimum of One Million Dollars
          ($1,000,000.00) in qualified work expenditures during the second Extension Period.

  Any excess work expenditure during the first Extension Period shall be credited against Royal's minimum expenditure obligation for the second Extension Period. Any excess work expenditures during the Initial Term shall be credited against Royal's minimum expenditure obligations for the first and, if sufficient, for the second Extension Period.

          Royal shall have no right to extend for a second
   Extension Period unless it fulfills its minimum expenditure obligation for the first Extension Period.

          In the event that Royal fulfills its minimum expenditure obligation for the Initial Term, elects to extend the term hereof for the first Extension Period, and

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  thereafter fails to expend a minimum of $600,000.00 in
   qualified work expenditures during such first Extension Period (subject to credits as above provided), Royal shall, promptly following the end of the first Extension Period, pay to Union Pacific in cash, as liquidated and agreed damages, an amount equal to $600,000.00 less (i) credits available due to excess expenditures during the Initial Term, as above provided in this Section 6, and (ii) the amount of qualified work expenditures made during the first Extension Period. Similarly, in the event that Royal fulfills its minimum expenditure obligation for the first Extension Period, elects to extend the term hereof for a second Extension Period, and thereafter fails to expend a minimum of $1,000,000.00 in qualified work expenditures during such second Extension Period (subject to credits as above provided), Royal shall, promptly following the end of the second Extension Period, pay to Union Pacific in cash, as liquidated and agreed damages, an amount equal to $1,000,000.00 less (i) credits available due to excess expenditures in prior periods, as above provided in this
   Section 6, and (ii) the amount of qualified work expenditures made during the second Extension Period.

          If Royal is eligible to and elects to extend the term hereof for the first Extension Period and if Royal shall have selected pursuant to Section 2E hereof any lands and interests within the exterior boundaries of the State Line Diamond Area described in Exhibit B attached hereto, Royal shall become obligated, as a firm commitment, to expend a minimum of One Hundred Thousand Dollars ($100,000.00) in qualified work expenditures on or for the direct benefit of the selected lands and interests within the State Line Diamond Area prior to the end of the first Extension Period. Any qualified work expenditures made on or for the benefit of the selected lands and interests within the State Line Diamond Area during the Initial Term shall be credited against such $100,000.00 minimum expenditure obligation.
   The $100,000.00 minimum expenditure obligation, if it arises, shall not enlarge the minimum expenditure obligations for the Initial Term or the first Extension Period provided for above, and amounts spent in satisfaction of said $100,000.00 minimum expenditure obligation shall constitute credits against such minimum expenditure obligations for the time periods in which they are expended. In the event that Royal fulfills its minimum expenditure obligation for the Initial Term, elects to extend the term hereof for the first Extension Period, selects lands and interests within the State Line Diamond Area pursuant to
   Section 2E, and thereafter fails to expend a minimum of

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  $100,000.00 in qualified work expenditures on or for the
   benefit of such selected lands and interests prior to the end of such first Extension Period (subject to credits as above provided in this paragraph), Royal shall, promptly following the end of the first Extension Period, irrespective of the amount of any other qualified work expenditures made by Royal during the Initial Term or the first Extension Period, pay to Union Pacific in cash, as liquidated and agreed damages, an amount equal to $100,000.00 less the amount of qualified work expenditures madeon or for the direct benefit of the selected lands and interests within the State Line Diamond Area during the Initial Term and the first Extension Period."

     7.  The concluding sentence of Section 7B of the Option
 Agreement is hereby amended to provide as follows:

  "For purposes of this Section 7B only, there shall be added to and included in "qualified work expenditures" the actual costs of travel, meals and entertainment incurred by Royal in attracting or "promoting" the approved assignee, not to exceed Ten Thousand Dollars ($10,000.00) per year."

     8. This instrument constitutes an amendment to the Option Agreement and Grant of Exploration Rights. As herein amended, the Option Agreement and Grant of Exploration Rights shall continue in full force and effect according to its terms.

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     IN WITNESS WHEREOF, Union Pacific and Royal have executed
 this Amendment to Option Agreement and Grant of Exploration
 Rights to be effective as of the day and year first above written.

     EXECUTED: March 16, 1995.

                              UNION PACIFIC:
 Attest:                      UNION PACIFIC MINERALS, INC.

 /s/ R. A. See                By:  /s/ U. Richard Eales
 Assistant Secretary               President

                              ROYAL:
 Attest:                      ROYAL GOLD, INC.

 /s/ Karen P. Gross           By:  /s/ Stanley Dempsey
 Secretary                         Stanley Dempsey
                                   Chairman of the Board

 STATE OF TEXAS     )
                    )  ss.
 COUNTY OF TARRANT  )

     The foregoing instrument was acknowledged before me by U.
 Richard Eales as President of UNION PACIFIC MINERALS, INC., a
 Utah corporation, this 16th day of March, 1995.

     WITNESS my hand and official seal.

                              /s/ Sylvia Hill
                              Notary Public

 My commission expires: 4/20/96 (Texas)

 STATE OF COLORADO            )
                              )  ss.
 CITY AND COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me by Stanley Dempsey as Chairman of ROYAL GOLD, INC., a Delaware corporation, this 14th day of March, 1995.


     WITNESS my hand and official seal.

                              /s/ Karen Passavanti Gross
                              Notary Public

My commission expires:  July 2, 1995 (Colorado)

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